                                  SCHEDULE 14C

      INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement



                          Petroleum Helicopters, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           PETROLEUM HELICOPTERS, INC.
                          2001 S. E. Evangeline Thruway
                           Lafayette, Louisiana 70508

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON April 30, 2002

To the Holders of Voting Stock of Petroleum Helicopters, Inc.:

         The 2002 Annual Meeting of Stockholders of Petroleum Helicopters, Inc. ("PHI") will be held at Lafayette Hilton & Towers, 1521 West Pinhook Road, Lafayette, Louisiana, on Tuesday, April 30, 2002, at 9:00 a.m., local time, to:

         1.       Elect directors.

         2. Transact such other business as may properly be brought before the meeting or any adjournments thereof.

         Holders of record of PHI's voting common stock at the close of business on April 10, 2002, are entitled to notice of and to vote at the Meeting.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                         By Order of the Board of Directors


                                         /s/ MICHAEL J. MCCANN
                                         -------------------------
                                         Michael J. McCann
                                         Secretary
Lafayette, Louisiana
April 15, 2002

                           PETROLEUM HELICOPTERS, INC.
                          2001 S. E. Evangeline Thruway
                           Lafayette, Louisiana 70508


                              INFORMATION STATEMENT
                FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                 April 30, 2002

         This Information Statement is furnished to holders of voting common stock ("Voting Stock") of Petroleum Helicopters, Inc. ("PHI" or "the Company") at the direction of its Board of Directors (the "Board") in connection with the Annual Meeting of Stockholders of PHI (the "Meeting") to be held on April 30, 2002, at the time and place set forth in the accompanying notice and at any adjournments thereof.

         Stockholders of record of Voting Stock at the close of business on April 10, 2002, are entitled to notice of and to vote at the Meeting. On that date, PHI had outstanding 2,851,866 shares of Voting Stock, each of which is entitled to one vote.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is first being mailed to stockholders on or about April 15, 2002. The cost of preparing and mailing the statement will be borne by PHI. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the material to their principals, and PHI will, upon request, reimburse them for their expenses in so acting.

                              ELECTION OF DIRECTORS

         PHI's By-laws establish the number of directors to be elected at the Meeting at four. Al A. Gonsoulin, the holder of over a majority of PHI's outstanding Voting Stock has informed PHI that he intends to vote his shares for the election of the four persons named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that one or more nominees cannot be a candidate at the Meeting, the By-laws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise.

         The Company's bylaws provide a procedure that shareholders must follow to nominate a person for election as a director at a meeting of shareholders. A shareholder wishing to make a nomination must provide the Company in writing all information about the proposed nominee that is required by Regulation 14A under the Securities Exchange Act of 1934, including his or her name, age, business and residence address, principal occupation, shares owned and shares entitled to vote at the meeting. Also, the shareholder must include his or her own name, address, number of shares owned, and number of shares entitled to vote at the meeting. To be timely, this notice must be delivered or mailed and received not less than 45 nor more than 90 days prior to the meeting. If the Company provides fewer than 55 days notice of the meeting, that deadline is extended until the close of business on the 10th day following the date notice was given.

         The following table sets forth certain information as of April 1, 2002, with respect to each person to be nominated on behalf of the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

                                                                                                      Year First
                                                                                                       Became a
Name and Age                          Principal Occupation                                             Director
------------                          --------------------                                            ----------

Al A. Gonsoulin, 59                   Private Investments(1)                                             2001
Lance F. Bospflug, 47                 President and Chief Executive Officer of PHI(2)                    2001
Arthur J. Breault, Jr., 62            Tax lawyer and consultant(3)                                       1999
Thomas H. Murphy, 46                  Member, Murco Oil & Gas, LLC                                       1999
                                      (oil & gas production and investments)(4)


----------
(1) Mr. Gonsoulin is Chairman of the Board of PHI. For more than the past five years, until December 31, 2001, Mr. Gonsoulin was President of the Sea Mar division of Nabors Industries.

(2) Mr. Bospflug joined PHI in September 2000 as President and was appointed Chief Executive Officer in August 2001. Before joining PHI he was Chief Financial Officer and, from 1999 to 2000, Chief Executive Officer, of T.L. James & Company, Inc., a diversified construction, marine dredging and timber company.

(3) For more than 16 years before 1997, when he retired, Mr. Breault was a partner in Deloitte & Touche LLP, concentrating in tax matters.

(4) For more than five years prior to 1998, Mr. Murphy was President of Murco Drilling Corporation, a U.S. onshore oil and gas drilling contractor.

                                   ----------

         During the most recent fiscal year ended December 31, 2001, referred to herein as "FY01," the Board held ten meetings. Each incumbent director attended at least 75% of the aggregate number of Board and Committee meetings of which he or she was a member.

         The Board has an Audit Committee, the current members of which are Messrs. Arthur J. Breault and Thomas H. Murphy (Chairman). This committee, which held seven meetings during FY01, is responsible for assisting the Board in monitoring (1) the integrity of PHI's financial statements, (2) PHI's compliance with legal and regulatory requirements and (3) the independence and performance of PHI's external auditors. The Board also has a Compensation Committee, the current members of which are Messrs. Arthur J. Breault (Chairman) and Thomas H. Murphy. This committee, which met once during FY01, is responsible for determining the compensation of officers and key employees and administering PHI's incentive compensation plans. The Board does not have a nominating committee.

         Each director receives an annual fee of $12,000 and a fee of $1,000 for each Board or Committee meeting he or she attends, except that Mr. Gonsoulin and Mr. Bospflug do not receive Board fees.


                            CHANGE OF CONTROL OF PHI

         On September 5, 2001, Mr. Al A. Gonsoulin purchased in a privately negotiated transaction 1,423,780 shares of Voting Stock of PHI from the Suggs Family Fund, LLC, and on September 11, 2001, Mr. Gonsoulin purchased an additional 58,480 shares of PHI Voting Stock from Carroll W. Suggs. The stock acquired in these two transactions represented at the time approximately 28% of the total equity outstanding and approximately 52% of the total Voting Stock. The transactions did not involve PHI or any of its officers and directors other than Carroll W. Suggs, Chairman of PHI and managing member of the Suggs Family Fund, LLC. According to a Schedule 13D filed by Mr. Gonsoulin with the Securities and Exchange Commission ("SEC"), the funds used in making the purchases were obtained by him using an unsecured personal line of credit. Mr. Gonsoulin did not provide PHI with the terms of the line of credit or the name of the lender, and PHI has no independent knowledge of the source or terms of the financing arranged by Mr. Gonsoulin.


               STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the beneficial ownership of each class of outstanding PHI equity securities as of April 1, 2002 by (a) each director and nominee for director of PHI, (b) each executive officer identified under the heading "Executive Compensation and Certain Transactions - Summary of Executive Compensation" ("Named Executive Officers") and (c) all directors and executive officers of PHI as a group, determined in accordance with Rule 13d-3 of the SEC. Unless otherwise indicated, the securities shown are held with sole voting and investment power.

                                                        Class of PHI                 Number of       Percent of
Beneficial Owner                                        Common Stock                 Shares(1)         Class
----------------                                        ------------                 ---------       ----------

DIRECTORS AND NOMINEES

Al A. Gonsoulin                                         Voting                       1,482,266          52.0
                                                        Non-Voting                           0            *
Lance F. Bospflug                                       Voting                               0            *
                                                        Non-Voting                     170,000           6.3
Arthur J. Breault, Jr.                                  Voting                               0            *
                                                        Non-Voting                       4,657            *
Thomas H. Murphy                                        Voting                           3,100            *
                                                        Non-Voting                       4,757            *

                                                        Class of PHI                 Number of       Percent of
Beneficial Owner                                        Common Stock                 Shares(1)         Class
----------------                                        ------------                 ---------       ----------

NAMED EXECUTIVE OFFICERS(2)

William P. Sorenson                                     Voting                               0            *
                                                        Non-Voting                      15,226            *
Michael J. McCann                                       Voting                               0            *
                                                        Non-Voting                      25,000            *
Richard A. Rovinelli                                    Voting                               0            *
                                                        Non-Voting                      12,500            *
Carlin N. Craig                                         Voting                               0            *
                                                        Non-Voting                       8,265            *
ALL DIRECTORS AND EXECUTIVE                             Voting                       1,485,366          52.1
OFFICERS AS A GROUP (12 PERSONS)                        Non-Voting                     270,429          10.1

----------
* Less than one percent.

(1) Includes shares of non-voting stock issuable upon exercise of stock options as follows: Mr. Bospflug - 150,000 shares; Mr. Sorenson - 14,345 shares; Mr. McCann - 25,000 shares; Mr. Rovinelli - 12,500 shares; Mr. Craig - 7,053 shares; and all directors and executive officers as a group, approximately 236,558 shares. Shares subject to options currently exercisable by a person are deemed to be outstanding for purposes of computing the percent of class owned by such person and by all directors and executive officers as a group.

(2) Information on Mr. Bospflug's ownership is included under "Directors and Nominees" above.

                                   ----------

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         To PHI's knowledge, the only beneficial owners as of April 1, 2002, of more than 5% of the outstanding Voting Stock, determined in accordance with Rule 13d-3 of the SEC, were (i) Al A. Gonsoulin, 2001 S.E. Evangeline Thruway, Lafayette, Louisiana, whose beneficial ownership of the Voting Stock is shown under the heading "Stock Ownership of Directors and Executive Officers," (ii) Strong Capital Management, Inc., 100 Heritage Reserve, Menomonee Falls, Wisconsin, which, according to a Schedule 13G filed by that firm with the SEC, beneficially owns 282,380 shares, or 9.9%, (iii) FMR Corp., 82 Devonshire Street, Boston, Massachusetts, which, according to a Schedule 13G filed by that firm, beneficially owns 262,500 shares or 9.2%, and (iv) Woodbourne Partners, 200 N. Broadway, Suite 825, St. Louis, Missouri, which, according to a Schedule 13D filed by that firm, beneficially owns 216,200 shares or 7.6%.


                             EXECUTIVE COMPENSATION

         In 1999, PHI changed its fiscal year from one ending on April 30 to one ending on December 31. The fiscal year ended April 30, 1999, is referred to as "FY99," the eight month transition period from May 1, 1999, to December 31, 1999, is referred to herein as the

"Transition Period" or "TP," the fiscal year ended December 31, 2000 is referred to as "FY00," and the fiscal year ended December 31, 2001 is referred to as "FY01."

SUMMARY OF EXECUTIVE COMPENSATION

         The following table summarizes, for FY01, FY00, the Transition Period and FY99, the compensation of PHI's former and current Chief Executive Officer and of certain other executive officers of PHI whose annual compensation for FY01 was in excess of $100,000.

                                         Annual Compensation      Long-Term Compensation Awards
                                      --------------------------- --------------------------------
                                                                                     Securities
   Name and Principal                                               Restricted       Underlying         All Other
        Position              Year       Salary        Bonus      Stock Awards(3)     Options       Compensation(4)(5)
-------------------------- ---------- ------------- ------------- ---------------- --------------- --------------------
                                            $             $              #                #                 $
-------------------------- ---------- ------------- ------------- ---------------- --------------- --------------------
                               FY01        272,586       0                     0               0           166,932
Carroll W. Suggs(1)            FY00        327,600       0                     0               0           125,141
Chairman  and CEO              TP          214,000       0                     0          30,000           169,547
                               FY99        331,738       0                     0           4,000           120,288
-------------------------- ---------- ------------- ------------- ---------------- --------------- --------------------
                               FY01        275,000       0                     0               0            13,757
Lance F. Bospflug(2)           FY00         80,335       0              $221,250         150,000            31,720
Chief Executive Officer        TP                0       0                     0               0                 0
                               FY99              0       0                     0               0                 0
-------------------------- ---------- ------------- ------------- ---------------- --------------- --------------------
                               FY01        150,000       0                     0               0             9,451
William P. Sorenson            FY00        150,000       0                     0               0             9,484
Director of Int'l,             TP           98,007       0                     0          10,000             4,963
Aeromed and Tech Services      FY99        126,807       0                     0               0             3,961
-------------------------- ---------- ------------- ------------- ---------------- --------------- --------------------
                               FY01        175,000       0                     0               0             9,999
Michael J. McCann(6)           FY00        175,000       0                     0               0            10,093
Chief Financial Officer        TP          114,424       0                     0          10,000             5,270
& Treasurer                    FY99         84,138       0                     0          15,000             2,422
-------------------------- ---------- ------------- ------------- ---------------- --------------- --------------------
Richard A. Rovinelli(7)        FY01        150,000       0                     0               0             7,230
Chief Administrative           FY00        150,000       0                     0               0             9,120
Officer and Director of        TP           79,615       0                     0          12,500             9,550
Human Resources                FY99         27,692       0                     0               0             7,793
-------------------------- ---------- ------------- ------------- ---------------- --------------- --------------------
                               FY01        135,951      150                    0               0            12,757
Carlin N. Craig                FY00         86,843      150                    0               0             5,724
Director, Oil & Gas            TP           54,923       0                     0           2,000             2,647
Operations                     FY99         86,012     2,446                   0               0             2,847
-------------------------- ---------- ------------- ------------- ---------------- --------------- --------------------


(1) Mrs. Suggs retired from PHI in September, 2001.

(2) Mr. Bospflug joined PHI in September, 2000 and became its Chief Executive Officer in August, 2001.

(3) Based on the closing price of PHI's Common Stock on the date of award. On September 5, 2001, the only unvested restricted shares outstanding were 15,000 shares of non-voting Common Stock held by Mr. Bospflug, all of which fully vested on that date. The aggregate value of all such unvested shares based upon the $20.00 market value per share on September 5, 2001 was $300,000.

(4) Amounts shown include the following: Mrs. Suggs - includes directors fees of $ 25,000, $16,620, $16,000 and $20,000 for FY01, FY00, TP, and FY99,
respectively, and $74,261 in payment for accrued vacation in FY01; Mr. Bospflug
- FY00 amounts include relocation expense reimbursement of $7,911 and a non-accountable relocation allowance of $20,000; Mr. Rovinelli - includes a housing subsidy/relocation allowance of $5,000 in FY01.

(5) For each year, includes the aggregate value of matching Company contributions and allocations to the Company's 401(k) plan, and the value of term life insurance coverage provided. During FY01, matching contributions and allocations to the Company's 401(k) plan were credited to the accounts of: Mrs. Suggs - $10,392; Mr. Bospflug - $0, Mr. Sorenson - $9,175; Mr. McCann - $9,654; Mr. Rovinelli - $6,954; and Mr.

Craig - $8,135. Also during FY01, the value of term life insurance premiums paid or reimbursed by the Company was: Mrs. Suggs - $ 57,329; Mr. Bospflug - $ 13,757; Mr. Sorenson - $ 276; Mr. McCann - $ 345; Mr. Rovinelli - $ 276; and Mr. Craig - $ 212. For Mrs. Suggs and Mr. Bospflug, the insurance reimbursement included a cash payment sufficient to pay taxes on the insurance premium reimbursement.

(6) Mr. McCann joined the Company in November 1998.

(7) Mr. Rovinelli joined the Company in February 1999.

                                   ----------

OPTION EXERCISES AND HOLDINGS

         The following table contains information with respect to the Named Executive Officers concerning options exercised in FY01 and unexercised options held as of December 31, 2001. All options held are exercisable. No options were granted to any of them in FY01.

                                                                                                                Value of
                                                                                 Number of Securities         Unexercised
                                    Shares Acquired                             Underlying Unexercised        In-the-Money
        Name                          on Exercise           Value Realized             Options                 Options(1)
        ------------------------- --------------------- --------------------- --------------------------- ---------------------

        Carroll W. Suggs                 58,480              $ 476,920                    0                        0
        ------------------------- --------------------- --------------------- --------------------------- ---------------------

        Lance F. Bospflug                  0                     0                     150,000                 $1,288,500
        ------------------------- --------------------- --------------------- --------------------------- ---------------------

        William P. Sorenson                0                     0                      14,345                 $ 117,447
        ------------------------- --------------------- --------------------- --------------------------- ---------------------

        Michael J. McCann                  0                     0                      25,000                 $ 115,000
        ------------------------- --------------------- --------------------- --------------------------- ---------------------

        Richard A. Rovinelli               0                     0                      12,500                  $ 80,000
        ------------------------- --------------------- --------------------- --------------------------- ---------------------

        Carlin N. Craig                    0                     0                       7,053                  $ 70,141
        ------------------------- --------------------- --------------------- --------------------------- ---------------------

(1) Reflects the difference between closing price of the Common Stock on December 31, 2001, and the respective exercise prices of the options. As a result of the transaction referred to herein under the caption "Change in Control," all unexercisable options became exercisable on September 5, 2001.

                                   ----------

         Effective September 1, 2000, Mr. Lance F. Bospflug was employed as PHI's President under an agreement pursuant to which his annual base salary is $275,000. Upon his employment, Mr. Bospflug was awarded 20,000 shares of restricted Non-Voting Stock vesting in annual 5,000 share increments beginning September 1, 2001, and options for up to 150,000 shares of Non-Voting Stock exercisable at $11.06 per share (the fair market value on the date of grant) vesting in 25% increments beginning September 1, 2001. Effective August 17, 2001, Mr. Bospflug was elected Chief Executive Officer of the Company. Effective September 5, 2001, all restricted shares became fully vested and all stock options became fully exercisable as a result of the transaction referred to herein under the caption "Change in Control."

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         PHI maintains a supplemental executive retirement plan ("SERP") to supplement the retirement benefits otherwise available to PHI's officers and certain key employees pursuant to its 401(k) Retirement Plan. The SERP provides an annual benefit, generally equivalent to 33 1/3% of each such participant's salary at the date she or he became a participant, up to $200,000 of salary, plus 50% of such salary in excess of $200,000, for a period of 15 years following retirement at age 65 or older. Similar benefits are also provided upon death or disability of the participant. The estimated annual benefits payable upon retirement at normal retirement age for Messrs. Bospflug, Sorenson, McCann, Rovinelli and Craig are $104,166, $30,400, $58,200, $40,000, and $46,700,
respectively. As a result of her retirement in FY01, the annual benefit payable to Mrs. Suggs was fixed at $24,700.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Compensation Committee consists of Arthur Breault, Jr. and Thomas Murphy. No member of the Compensation Committee was ever an officer or employee of PHI or any of its subsidiaries.

THE COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

         GENERAL. The functions of the Compensation Committee are to determine compensation and benefits of officers and key employees and to administer PHI's incentive compensation plans. The Compensation Committee is composed entirely of Board members who are not employees of PHI. The Compensation Committee has retained an outside consultant from time to time to assist it in obtaining relevant information on pay practices at comparable organizations and to assist it in developing compensation programs that are consistent with the Committee's compensation philosophy and objectives.

         The Compensation Committee's overall policy regarding executive compensation is to ensure PHI's compensation programs will provide competitive salary levels and short-term and long-term incentives in order to attract and retain individuals of high quality and ability, promote individual recognition for favorable performance by PHI and support the short and long range business objectives and strategies of PHI.

         Under the Omnibus Budget Reconciliation Act ("OBRA"), publicly-held companies may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $1 million paid to certain executive officers in a single year. However, OBRA provides an exception for "performance based" compensation, including stock options and restricted stock awards. The Compensation Committee expects to keep "non-performance based" compensation within the $1 million limit so that all executive compensation will be fully deductible.

         PHI's executive compensation consists of three principal components: salary, annual incentive payments and stock options.

         SALARY AND ANNUAL INCENTIVE PAYMENTS. In FY99, an outside consultant was retained primarily to develop a range of salaries consistent with salaries paid for similar positions at comparable publicly-held companies. For these purposes, a sample of companies was selected from the oilfield services industry based on total revenues and number of employees. Salaries paid by certain companies that were included in the Oil and Gas Field Services Index formerly in the graph set forth under the heading "Performance Graph" were among those considered; such index is no longer published. Because certain of these companies had either revenues or total employees substantially exceeding those of PHI, salaries of PHI executives were set at the lower end of the ranges. The results of this study were reported to the Compensation Committee, resulting in a pay increase for several executive officers in FY99. No pay increases have been awarded since.

         In May, 1999, the Compensation Committee formulated a new annual incentive program which is based on the achievement by PHI of specified percentages of both earnings per share and earnings before incentive payments ("targets"). No annual incentive payments would be made unless PHI achieves at least 90% of targets; if PHI achieves over 120% of targets, the Compensation Committee has discretion to authorize annual payments in excess of those in the annual incentive program. This plan was in abeyance in FY00 and FY01.

         Achievement of the specified targets produces a maximum potential annual incentive payment to executives expressed as a specified percentage of salary. The actual payment is determined by the Committee in the case of Chief Executive Officer and by the Chief Executive Officer in the case of other executives based on performance criteria established by him and approved by the Compensation Committee. If an executive is entitled to an incentive payment, it will be made one-half in cash and one-half in restricted stock of PHI vesting over a three-year period. No annual incentive payments were made to executives for FY01.

         In FY01 no stock options or other stock based awards were granted.

         CHIEF EXECUTIVE OFFICER COMPENSATION. Mrs. Suggs' annual salary rate remained constant in FY01. There was no bonus award in FY01. In September, 2000 Lance Bospflug was employed as President under an employment agreement described elsewhere herein, and on August 17, 2001, he was named Chief Executive Officer at no increase in compensation. The terms of his employment letter require an annual performance and salary review, but no such review has yet been conducted.

         The Compensation Committee believes that the compensation of the Chief Executive Officer and other executive officers is competitive with or below the comparable companies described above, but is consistent with the Compensation Committee's policy of providing an appropriate balance between short and long range individual and corporate performance.

         By the Members of the Compensation Committee.

                  Arthur J. Breault, Jr.
                  Thomas H. Murphy

PERFORMANCE GRAPH

         The following Performance Graph compares PHI's cumulative total stockholder return on its Voting Stock for the last five years with the cumulative total return on the Russell 2000 Index and the Howard, Weil/Bloomberg Oilfield Services Index ("HWB Index"), assuming the investment of $100 on January 1, 1997, at closing prices on December 31, 1996, and reinvestment of dividends. The Russell 2000 Index consists of a broad range of publicly-traded companies with smaller market capitalizations and is published daily in the Wall Street Journal. The HWB Index consists of 34 publicly-held companies in the oil field service industry and is published by Howard, Weil, Labousse, Friedrichs, Inc.


                                     [GRAPH]




CUMULATIVE TOTAL RETURNS AS OF DECEMBER 31.

INDEX            1996       1997       1998       1999       2000       2001
-----          --------   --------   --------   --------   --------   --------
PHI               100.0     149.23     116.80      63.97      81.91     128.93
Russell 2000      100.0     122.34     118.91     142.21     136.07     137.46
HWB Index         100.0     152.13      75.45     109.30     163.65     127.22


                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors of PHI is composed of non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the requirements of NASDAQ as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee. This is a report of the Committee's activities relating to FY01.

         The Audit Committee reviewed and discussed the audited financial statements with management and discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of statements on Auditing Standards, AU Section 380). The Committee also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independent Standards Board Standard No. 1,

Independence Discussions with Audit Committees), and has discussed with the independent auditors the independent auditor's independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

         In accordance with the rules of the SEC, the foregoing information is not deemed to be "soliciting material," or to be "filed" with the SEC or subject to its Regulation 14A, other than as provided in that Regulation, or to be subject to the liabilities of section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                                                     Thomas H. Murphy, Chairman
                                                     Arthur J. Breault, Jr.
                                                     Al A. Gonsoulin


                          RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

         PHI's consolidated financial statements for FY01 were audited by the firm of Deloitte & Touche LLP, which will remain as PHI's auditors until replaced by the Board upon the recommendation of the Audit Committee. Representatives of Deloitte & Touche LLP are not expected to be present at the Meeting.

         Deloitte & Touche performed both audit and non-audit services for PHI during FY01. The fees for those services are as follows.

AUDIT FEES. The aggregate fees, including expense reimbursement, billed by Deloitte & Touche LLP for professional services rendered for the audit of PHI's consolidated financial statements for FY01 and the review of PHI's quarterly financial statements during FY01, were $180,600.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The aggregate fees, including expense reimbursement, billed by Deloitte & Touche LLP for services related to financial information systems design and implementation during FY01, were $695,692.

ALL OTHER FEES. The aggregate fees, including expense reimbursement, billed by Deloitte & Touche for services rendered to PHI, other than the services described above, during FY01 were $167,605, consisting of tax consulting and tax preparation ($84,150), consulting on inventory systems ($71,955) and audit related fees ($11,500).

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP.





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

                                  OTHER MATTERS

QUORUM AND VOTING

         The presence, in person or by proxy, of a majority of the outstanding shares of Voting Stock is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by plurality vote.

         A broker or nominee holding shares registered in its name, or in the name of its nominee, that are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner's shares with respect to the election of directors. Shares as to which a broker or nominee does not vote on a matter are referred to as broker non-votes on that matter. Broker non-votes will be counted as not present at the Meeting except with respect to the convening of the Meeting and the election of directors.

         The Board does not know of any matters to be presented at the Meeting other than those described herein.

STOCKHOLDER PROPOSALS

         Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy or information materials relating to the 2003 annual meeting of stockholders must forward such proposal to the Secretary of PHI at the address set forth on the first page of this Information Statement in time to arrive at PHI prior to December 15, 2002.

         The Company's bylaws state that for any business to be properly brought before the annual meeting, notice of the proposal must be received by the Company no later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year's annual meeting; in case of the 2003 annual meeting, this provision will require notice between January 31, 2003 and March 2, 2003. If, however, the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

         This notice must set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

                                           By Order of the Board of Directors

                                           /s/ MICHAEL J. MCCANN
                                           ------------------------------------
                                           Michael J. McCann
                                           Secretary
Lafayette, Louisiana
April 15, 2002




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